    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 24, 1999
                                                      REGISTRATION NO. 333-47547

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                               THE VIALINK COMPANY
             (Exact name of Registrant as specified in its charter)

                                   ----------

          DELAWARE                                             73-1247666
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                13800 BENSON ROAD
                             EDMOND, OKLAHOMA 73013
               (Address of principal executive offices) (zip code)

                                   ----------

                               THE VIALINK COMPANY
                              1998 STOCK GRANT PLAN
                            (Full title of the plan)

                                   ----------

                               LEWIS B. KILBOURNE
                             CHIEF EXECUTIVE OFFICER
                               THE VIALINK COMPANY
                                13800 BENSON ROAD
                             EDMOND, OKLAHOMA 73013
                     (Name and address of agent for service)
                                 (405) 936-2500
          (Telephone number, including area code, of agent for service)

                                   ----------

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                                  REALLOCATION

         On March 9, 1998, The viaLink Company (the "Registrant") registered 150,000 shares of Common Stock for issuance under The viaLink Company 1998 Stock Grant Plan which was implemented in 1998 (the "1998 Grant Plan") on Form S-8 Registration Statement Number 333-47547. On May 21, 1999, 144,967 of such shares of Common Stock were incorporated into The viaLink Company 1999 Stock Option/Stock Issuance Plan (the "1999 Plan"), which is the successor to the 1998 Grant Plan. Therefore, the Registrant is hereby reallocating to the 1999 Plan 144,967 shares previously registered under the 1998 Grant Plan, with such reallocation to be effective immediately upon the filing of this Post-Effective Amendment. The Registrant will reregister such shares under the 1999 Plan on a new Form S-8 Registration Statement. No further option grants or stock awards will be made under the 1998 Grant Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, State of Oklahoma, on this 24th day of November, 1999.

                                       THE VIALINK COMPANY


                                       By /s/ LEWIS B. KILBOURNE
                                          --------------------------------------
                                          Lewis B. Kilbourne
                                          Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


                SIGNATURE                                  TITLE                                     DATE
                ---------                                  -----                                     ----
/s/ LEWIS B. KILBOURNE                       Chief Executive Officer and Director              November 24, 1999
----------------------------------------     (Principal Executive Officer)
Lewis B. Kilbourne



/s/ ANDREW KERNER                            Vice President of Finance and Chief Financial     November 24, 1999
----------------------------------------     Officer (Principal Financial and Accounting
Andrew Kerner                                Officer)



/s/ ROBERT N. BAKER                          President, Chief Operating Officer and            November 24, 1999
----------------------------------------     Director
Robert N. Baker



/s/ ROBERT L. BARCUM                         Chairman of the Board                             November 24, 1999
----------------------------------------
Robert L. Barcum



/s/ JIMMY M. WRIGHT                          Director                                          November 24, 1999
----------------------------------------
Jimmy M. Wright



/s/ SUE HALE                                 Director                                          November 24, 1999
----------------------------------------
Sue Hale